UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 24, 2006, Aviall, Inc. (the “Company”) entered into an employment agreement with Paul E. Fulchino whereby Mr. Fulchino will continue to serve as the Company’s President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement, which is dated and effective as of January 1, 2006, replaces Mr. Fulchino’s prior employment contract with the Company, which expired on December 31, 2005.

Under the Employment Agreement, Mr. Fulchino receives an annual base salary of at least $650,000 and is eligible to receive incentive compensation of not less than 100% of his base salary (although he is not guaranteed any specific amount of incentive compensation). Mr. Fulchino is also entitled to supplemental term life insurance of $1,300,000, and supplemental disability insurance with long-term disability benefits equal to 60% of his base salary, as well as other employee benefits made generally available to the Company’s senior executives.

The Employment Agreement expires on December 31, 2009. In the event of an involuntary termination of his employment (other than for Cause (as defined in the Employment Agreement) or death or disability), Mr. Fulchino would receive severance pay in an amount equal to the greater of two times his then-current base salary or the base salary for the remainder of the term of the Employment Agreement. In partial consideration of Mr. Fulchino’s willingness to renew the Employment Agreement and the outstanding historical performance of the Company under Mr. Fulchino’s leadership, in addition to the regular yearly award he received pursuant to the Company’s 1998 Stock Incentive Plan, on January 26, 2006 Mr. Fulchino was granted free-standing stock appreciation rights under the 1998 Stock Incentive Plan for 200,000 shares of the Company’s common stock at an exercise price of $32.43, the fair market value of the Company’s common stock on the effective date of grant. These stock appreciation rights will vest in four equal annual installments. Each installment will remain exercisable for a period of five years after vesting.

The foregoing summary is qualified in its entirety by reference to the actual text of the Employment Agreement, which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Employment Agreement, dated as of January 1, 2006, by and between Aviall, Inc. and Paul E. Fulchino (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law and Human Resources, General Counsel and Secretary

Date: March 1, 2006

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Employment Agreement, dated as of January 1, 2006, by and between Aviall, Inc. and Paul E. Fulchino (filed herewith).

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